CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 28, 2010, in this Registration Statement on Form S-l of Encore Brands, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ LBB & Associates Ltd., LLP

Houston, Texas
June 15, 2010